SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2007

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina 28412

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Pharmaceutical Product Development, Inc., or PPD, today clarified certain statements made on its investor teleconference earlier in the day. First, as corrected on the call, PPD’s expected cancellation rate for 2007 is 25%, not 24%.

Further, as shown in the copy of the dapoxetine collaborative agreement filed as Exhibit 10.202 to its Form 10-K for the year ended December 31, 2003, PPD is entitled to receive milestone payments on various events, including approvals of the drug in certain countries. PPD is not entitled to a milestone payment on any regulatory filings other than the filing of the NDA with the U.S. FDA, which it received in 2005. As stated in today’s teleconference, PPD has not included any anticipated milestone payments under this collaboration in its guidance for 2007. Johnson & Johnson, as it has previously publicly disclosed, continues to pursue approval of dapoxetine, including potentially via filings this year in certain European countries. There can be no assurance that dapoxetine will ever be approved for sale in any jurisdiction. If dapoxetine is approved in certain European countries, as indicated above, then PPD would be due milestone payments under the terms of the collaborative agreement.

Except for historical information, all of the statements, expectations and assumptions contained in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Although PPD attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause results to differ materially include the following: delays in or loss of large contracts; increased cancellation rates; risks associated with the development and commercialization of drugs, including obtaining regulatory approvals; risks associated with and dependence on collaborative relationships; continued success in sales growth; economic conditions and outsourcing trends in the pharmaceutical, biotechnology and medical device industries and government-sponsored research sector; the ability to attract and retain key personnel; competition within the outsourcing industry; risks associated with acquisitions and investments, such as impairments; rapid technological advances that make our products and services less competitive; risks that we may not continue our annual dividend policy; and the other risk factors set forth from time to time in the SEC filings for PPD, copies of which are available free of charge upon request from the PPD investor relations department.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: February 6, 2007	/s/ Linda Baddour
Linda Baddour, Chief Financial Officer